Exhibit 10.33

2016 edition

No.: 3654012018016

Comprehensive Credit Extension Agreement

China Everbright Bank

Contents

Chapter 1	Definition and Interpretation

Chapter 2	Maximum Credit Line and Specific Credit Line

Chapter 3	Length of Maturity of Credit

Chapter 4	Maximum Credit Line and Use of Specific Credit Line

Chapter 5	Rate

Chapter 6	Adjustment of Maximum Credit Line and Specific Credit Line

Chapter 7	Guarantee

Chapter 8	Undertakings of Party B

Chapter 9	Undertakings of Party A

Chapter 10	Execution of Agreement

Chapter 11	Dispute and Resolution

Chapter 12	Entire Agreement

Chapter 13	Supplementary Provisions

Comprehensive Credit Extension Agreement

Fiduciary: (Party A) Shanghai ECMOHO Health Biotechnology Co., Ltd.

Domicile: 2nd and 3rd Floors, 1000 Tianyaoqiao Road, Xuhui District

Legal representative: Wang Ying

Tel.:

Fax:

Grantor: (Party B) China Everbright Bank, Shanghai Pudong Sub-branch

Domicile: No.630 Zhangyang Road

Tel.: ****

Fax:/

In accordance with Law of the People’s Republic of China on Commercial Banks, Interim Measures for Administration of Authorization and Credit Extension by Commercial Banks, Guides on Commercial Banks Management of Risks Involved in Credit Extension to Group Clients, and relevant laws and regulations, the fiduciary (hereinafter referred to as “Party A”) and the granter (hereinafter referred to as “Party B”) hereby enter into and abide by this agreement through consultation, based on the principles of equality, voluntariness and good faith.

Chapter 1 Definition and Interpretation

Article 1 Unless otherwise required by the context, the following terms herein shall be defined as follows:

Comprehensive Credit: refers to the conditional commitment of Party B to provide Party A with one or more types of credit support.

Specific Business: refers to the loan, bank acceptance draft, trade financing and other specific credit business provided by Party B to Party A based on Party B’s Comprehensive Credit to Party A.

Maximum Credit Line: refers to the maximum balance of the principal of the debt formed by the Specific Business that Party A may apply to Party B for within the effective period of the Comprehensive Credit as agreed herein, as determined based on Party B’s Comprehensive Credit to Party A.

Specific Credit Line: refers to the maximum balance of the principal of the debt formed by certain Specific Business that Party A may apply to Party B for within the effective period of the Comprehensive Credit as agreed herein, as determined within the Maximum Credit Line.

Used Credit Line: refers to the sum of the principal balance of debts of certain Specific Business outstanding within the Specific Credit Line and within the effective period of Comprehensive Credit agreed herein.

Specific Business Contract: refers to the corresponding contract or agreement signed by the parties on the Specific Business and the use of Specific Credit Line.

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Chapter 2 Maximum Credit Line and Specific Credit Line

Article 2 (I). The Maximum Credit Line provided by Party B to Party A hereunder (total in RMB and foreign currencies, and the foreign currencies shall be converted into RMB at the benchmark exchange rate on the date of signing this agreement) is RMB five million only (in figures: RMB 5,000,000).

(2) Party A and Party B agree that the Maximum Credit Line hereunder includes the outstanding business credit line under the original comprehensive credit line agreement     (agreement             No.: ).

Article 3 In the above Maximum Credit Line, the Specific Credit Line of each Specific Business is as follows:

(1) Ordinary loan: five million yuan only as the Specific Credit Line

(2) Bank acceptance:                                           as the Specific Credit Line

(3) Trade financing:                                      as the Specific Credit Line

Party A and Party B shall separately sign a comprehensive credit agreement for trade financing (No.:                  ) or                  agreement (No.:                 ).

(4) Bank acceptance discount (discount before query):                                 as the Specific Credit Line

(5) Note discount: (if Party A issues the notes as the drawee and the holder applies for commercial draft discount from China Everbright Bank, the line of note discount of Party A hereunder shall be used)         as the Specific Credit Line

(6) Others:                             as the specific credit line   Line of credit:

(7) Other agreements:

Party A and Party B agree that, during the performance hereof, each Specific Business type (including but not limited to the above business types) within the Maximum Credit Line can still be adjusted or changed, and each type can share its line with each other.

Chapter 3 Length of Maturity of Credit

Article 4 Term of the maximum credit line is from December 20, 2018 to December 20, 2019.

The term of the Specific Business shall be subject to the provisions of the Specific Business Contract, but the starting date of the Specific Credit Line under each Specific Business shall not be later than the deadline (included) of the effective term of said Maximum Credit Line.

Chapter 4 Maximum Credit Line and Use of Specific Credit Line

Article 5 Within the Maximum Credit Line agreed herein and its effective term, Party A may apply to Party B for each Specific Credit Line in a lump sum or in batches. Party B shall determine the name, amount and term of the Specific Business applied by Party A according to Party A’s credit status and Party B’s credit policy.

Article 6 With respect to the provisions on revolving line: Party A may use the revolving Specific Credit Line within the effective term of the Maximum Credit Line stipulated in this agreement, that is, after the debts of any Specific Business are fully discharged, the Specific Credit Line occupied by the Specific Business may be used for a new Specific Business of the same kind, except where the circulating use is not allowed by Party B.

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Article 7 Party A and Party B shall sign a Specific Business Contract for a Specific Business. In case of any discrepancy between the Specific Business Contract and the provisions hereof, the Specific Business Contract shall prevail. If Party A is a group customer recognized by Party B in accordance with Guides on Commercial Banks Management of Risks Involved in Credit Extension to Group Clients and other relevant laws and regulations, in case the breach circumstances agreed in the Specific Business Contract does not include those listed in Article IX hereof, those listed in Article IX hereof shall be deemed as the breach circumstances of the Specific Business Contract.

Chapter 5 Rate

Article 8 Any interest rate, exchange rate and rate to be determined for each Specific Business hereunder, and the various fees payable to Party B, shall be separately agreed upon by Party B and Party A in the Specific Business Contract, and shall be subject to each Specific Business Contract signed by both parties

Chapter 6 Adjustment of Maximum Credit Line and Specific Credit Line

Article 9 If any of the following circumstances occurs to Party A during the performance of hereof or of any Specific Business Contract, Party B shall have the right to adjust the Maximum Credit Line, Specific Credit Line and credit period, to terminate the Comprehensive Credit provided to Party A and unilaterally cease the payment of the credit line not yet used by Party A, recover part or all of Used Credit Line in advance, and take other measures according to law:

(1) Major adjustments of national monetary policies;

(2) Major financial risks occurred or latent in Party A’s area;

(3) Major changes in the market related to Party A’s business;

(4) Party A is or will suffer from major business difficulties or risks;

(5) Major institutional changes such as merger, acquisition, reorganization, division, consolidation or termination of Party A that Party B considers may affect the security of the loan;

(6) Party A refuses to accept Party B’s supervision and inspection of its use of credit funds and relevant operating and financial activities;

(7) Party A changes the original purpose of the loan without the consent of the lender, misappropriates the loan or conducts illegal or illegal transactions with the bank loan;

(8) Party A provides false materials or conceals important business financial facts;

(9) Party A transfers property, withdraws funds or evades debts;

(10) Party A, as a group customer recognized by Party B in accordance with Guides on Commercial Banks Management of Risks Involved in Credit Extension to Group Clients and other relevant laws and regulations, uses any false contract with affiliates to apply to Party B for discount or pledge with the notes receivable, payments receivable and other creditor’s rights with no real trading background to obtain funds or credit extension from Party B, or intends to evade or cancel the creditor’s rights of the bank by means of affiliated transactions.

(11) Party A violates the commitments stipulated in this agreement;

(12) The guarantor of this agreement suffers from serious capital shortage or major business difficulties, which seriously affects its guarantee ability;

(13) The mortgaged or pledged property used for the guarantee is damaged or lost, which endangers the security of Party B’s creditor’s rights;

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(14) Any other event or circumstance that, according to Party B’s analysis or judgment, has caused or will cause the decline of Party A’s solvency or the damage to Party B’s rights and interests;

(15) Party A fails to perform any obligation stipulated in any Specific Business Contract.

Article 10 After the signing of this agreement, Party A may apply in writing to adjust the Specific Credit Line, which is subject to the written consent of Party B, without consideration of the above article. Both Party A’s written applications and Party B’s written replies shall be deemed to be an amendment to Article III hereof with the same legal effect as this agreement.

Chapter 7 Guarantee

Article 11 In order to ensure the repayment of the creditor’s rights hereunder, the following guarantee method is adopted:

(1) The guarantors, Wang Ying and Zeng Qingchun, sign certain Guarantee Contract of Maximum Amount with Party B, with a number of 3654012018016-1.

(2) The mortgager                                 signs certain Mortgage Contract of Maximum Amount with Party B.

(3) The pledgor                             signs certain Pledge Contract of Maximum Amount with Party B.

(4) Other methods:

Article 12 Although the method of guarantee for creditor’s rights is stipulated in this chapter, Party B still has the right to require Party A to provide any additional guarantee if Party B deems necessary when the parties handle the Specific Business, and Party A shall not refuse to provide such additional guarantee on the ground that the guarantee has been agreed herein.

Chapter 8 Party B’s Undertakings

Article 13 Party A shall apply for the Specific Credit Line as agreed herein, and Party B will review Party A in accordance with laws and regulations such as the Law of the People’s Republic of China on Commercial Banks and General Provisions of Loans, as well as provisions of Party B’s credit management, and decide, on its own discretion, whether to extend a credit to party, the amount and duration of the credit and other specific contents according to the review results, and Party A shall be informed of the decision in time.

Chapter 9 Party A’s Undertakings

Article 14 It shall pay off the debts and all the payable expenses on time according to the Specific Business Contract.

Article 15 The use of funds within the Specific Credit Line shall comply with the provisions of relevant laws and regulations and the provisions hereof and Specific Business Contract, and be subject to inspection by Party B at any time.

Article 16 Party A shall, within the credit extension period, submit true financial statements to Party B in a timely manner, and provide Party B with the information of main bank of deposit at home, bank account, deposit and loan balance and other relevant operating materials.

Article 17 Where Party A is a group customer recognized by Party B in accordance with Guides on Commercial Banks Management of Risks Involved in Credit Extension to Group Clients and other relevant laws and regulations, Party A shall, within the credit extension period, promptly report to Party B the affiliated transactions with net assets of more than 10%, including but not limited to:

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(I) Connected relations among the parties to the transaction;

(II) Transaction project and transaction nature;

(III) Transaction amount or the corresponding proportion;

(IV) Pricing policy (including the transaction with no amount or only token amount);

(V) Laws and regulations or other circumstances required by Party B.

Article 18 If Party A provides guarantee for any third party within the credit extension period, it shall notify Party B in advance and its ability to repay debts to Party B on schedule shall not be affected.

Article 19 Within the credit extension period, Party A shall undertake the following notification obligations:

(1) If Party A changes its legal representative (principal) or legal person’s domicile or business place, or increases or decreases of registered capital, equity and major investment, it shall notify Party B within 15 days upon such change, and provide relevant information.

(2) During the credit extension period, if Party A involves any major litigation, arbitration or other judicial procedure or administrative penalty procedure, or in case of any major change in Party A’s business situation or financial situation, which may affect the realization of Party B’s creditor’s rights, Party A shall immediately notify Party B.

(3) During the credit extension period, if Party A adopts any form of asset reorganization such as merger, acquisition, division, or any form of contracting, leasing or other activities to change the management right of the enterprise, or undertakes activities to change its organizational structure and operating procedure, or applies for dissolution, bankruptcy or other termination of business activities, it shall notify Party B two months in advance and pay off all debts owed to Party B or fulfill the obligation of debt repayment.

Article 20 Party A’s violation of any provision under this agreement or any Specific Business Contract will constitute a breach of this agreement, in which case Party B shall be entitled to withdraw any funds under the Maximum Credit Line in advance, Reduce or Cancel the Unused Credit Line, and terminate this agreement and the Specific Business Contract.

Party A shall indemnify Party B for all losses caused by Party A’s breach of contract, including but not limited to all financing principal and interest and other payables (including but not limited to legal costs, preservation costs, auction costs and attorney’s fees).

Chapter 10 Execution of Agreement

Article 21 This agreement shall come into force upon being signed or sealed by the legal representatives (principals) of both parties or their authorized agents and affixed with their official seals.

Chapter 11 Dispute and Resolution

Article 22 Any dispute arising from the performance hereof shall be settled through friendly negotiation. If no agreement can be reached through negotiation, either party may bring a lawsuit to the court at the place where Party B is located.

Chapter 12 Entire Agreement

Article 23 Each Specific Business Contract signed between the parties pursuant to this agreement shall be a valid part hereof and constitute an integral part.

Article 24 If Party A fails to perform the obligations stipulated in any Specific Business Contract signed by Party A and Party B pursuant to this agreement, it shall be deemed as a breach hereof, in which case Party B may terminate this contract and withdraw all unexpired creditor’s rights in advance.

Article 25 Party A may, upon the consent of Party B, authorize all or part of the credit line hereunder to other entities and sign a relevant Specific Business Contract with Party B in the name of the authorized entity, of which the specific contents shall be subject to the Letter of Authorization for Use of Credit Line issued by Party A and approved by Party B.

Article 26 Party A need not specify the Specific Credit Line for the Specific Business mentioned in Article 3 in the Letter of Authorization for Use of Credit Line/Letter of Authorization for Use of Buy-back Guarantee Amount.

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Article 27 In the Letter of Authorization for Use of Credit Line, Party A must specify whether the authorized entity may transfer the authorization.

Article 28 Any matters not covered herein may be separately agreed by a written agreement as an annex hereto. Any annex hereto is an integral part of this agreement and shall have the same legal effect as this agreement.

Chapter 13 Supplementary Provisions

Article 29 This credit extension agreement is made in quadruplicate, one for Party A and three for Party B, and all copies shall have equal legal effect.

Article 30 This agreement is signed in Shanghai on December 14, 2018.

Article31 Both parties agree to notarize this contract and undertake to make it enforceable. When Party A fails to perform or fully perform its obligations, or the circumstance that Party B realizes the creditor’s right stipulated by laws and regulations and the provisions hereof occurs, Party B shall be entitled to directly apply to the people’s court with jurisdiction for enforcement. Party A has no objection to Party B’s application for enforcement under this contract. (This clause is optional and the parties choose not to (or to) apply it in this contract.)

Article 32 If at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any way, the legality, validity or enforceability of other provisions hereof shall not be affected or derogated from.

Article 33 In the event of bank acceptance under this agreement,                     /                         (insert the name of branch or institution designated for the branch) shall sign a Bank Acceptance Agreement. The Specific Business will be undertaken by                        (insert the name of branch or institution designated for the branch), and all rights and obligations thereunder shall be assumed by                        (insert the name of branch or institution designated for the branch). (This clause is optional and the parties agree that it is [2] in this contract. 1. applicable; 2. not applicable.)

Article 34 Miscellaneous: /

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(This is the signature page of both parties, with no text)

Party A (Seal):

Shanghai ECMOHO Health Biotechnology Co., Ltd. (seal)

/s/ Wang Ying

Legal representative:

(Authorized agent)

Party B (seal): China Everbright Bank

Legal representative (principal) :

(Authorized agent)

Special seal for loan contract of China Everbright Bank, Shanghai Pudong Sub-branch (seal)

/s/ Liu Hong

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Verification time: 14:21:21, December 19th, 2018; Account number: ***; Account name: Shanghai ECMOHO Health Biotechnology Co., Ltd.; Certificate type: other non-secret certificates; Certificate number:         Security code: none; Verification operator (reviewer): 714212 Chen Li; The first seal (1, 1 official seal [others]): artificial and valid; the third seal (3, 3 personal seals): automatic and valid; Check code: ***

Letter of Commitment to Confirm Address of Service

I/We undertake(s) that in the event of any dispute arising from this contract/agreement, the parties agree to choose the address listed in the service method [1] below as the judicial service address. In case of any change to the following address, the bank shall be notified in writing, failing which shall be deemed as failure to change the address of judicial service.

[1] Address of service in writing: 1000 Tianyaoqiao Road, Xuhui District

[2] Address of service electronically (optional):

Facsimile No.:

E-mail:   /

WeChat:

Made by: Wang Ying (seal)

Shanghai ECMOHO Health

Biotechnology Co., Ltd. (seal)

Date: December 14th, 2018

Verification time: 14:14:45, December 19th, 2018; Account number: ***; Account name: Shanghai ECMOHO Health Biotechnology Co., Ltd.; Certificate type: other non-secret certificates; Certificate number:    Security code: none; Verification operator (agent): 715571 Zhou Qian; The first seal (1, 1 official seal [others]): artificial and valid; the third seal (3, 3 personal seals): automatic and valid; Check code: ***

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Note: This page is only for our filing, not for other parties.

The above signatures has been signed by two persons in person

Leading unit: /s/ Tian Xiaolei    Managing unit: /s/ Liu Hong

The signature and seal of this business contract are true by verification with the Reserved Seal Card for Contract Signature of the customer/the reserved seal at the time of account opening.

Operator:                         Reviewed by:

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2018 Revision

No.: 3654012018016-1

Maximum Guarantee Contract

(A natural person as guarantor)

China Everbright Bank

Contents

Chapter 1	General Provisions

Chapter 2	Definitions

Chapter 3	Secured Main Creditor’s Right

Chapter 4	Mode of Guarantee

Chapter 5	Scope of Guarantee

Chapter 6	Guarantee Period

Chapter 7	Documents to be Submitted by the Guarantor

Chapter 8	Representations and Undertakings of the Guarantor

Chapter 9	Covenants of the Guarantor

Chapter 10	Nature and Effect of Guarantee

Chapter 11	Event of Default

Chapter 12	Miscellaneous

Chapter 13	Governing Laws and Dispute Resolution

Chapter 14	Entry into Force, Modification and Rescission

Chapter 15	Appendix

Chapter 16	Supplementary Provisions

Maximum Guarantee Contract

(A natural person as guarantor)

Guarantor: Wang Ying, Zeng Qingchun

ID Card No.:****, ****

Domicile:

Current address: ****

Post Code: ****

Tel.: ****

Fax:/

Authorized Agent: /

(Power of attorney signed by the Guarantor is required)

ID Card No. /

Domicile:

Current address:

Post Code:

Tel.:

Fax:

Grantor: China Everbright Bank, Shanghai Pudong Sub-branch

Domicile: No.630 Zhangyang Road

Post Code: 200000

Legal Representative/Person in Charge: Liu Hong

Authorized Agent: /

Operator: Tian Xiaolei

Tel.: 63795028

Fax: /

Chapter 1 General Provisions

In order to ensure the performance of the Comprehensive Credit Agreement No. 3654012018016, dated December 14, 2018, between Shanghai EOMOHO Health Biotechnology Co., Ltd. (hereinafter referred to as the “creditor receiver”) and the credit grantor (hereinafter referred to as the “Comprehensive Credit Agreement”), the guarantor is willing to provide the credit grantor with the maximum joint and several liability guarantee to secure the debtor’s repayment of the debt to be incurred by it under the Comprehensive Credit Agreement on time and in full.

Upon examination, the credit grantor agrees to accept the guarantee provided by the guarantor. In order to specify the rights and obligations of the guarantor and the credit grantor, this Contract is hereby made on the basis of equality and mutual benefit in accordance with the relevant laws and regulations of the State.

Chapter 2 Definitions

Article 1 Unless otherwise stated in the context or otherwise required by the terms of this Contract, for the purpose of this Contract:

Main contract: refers to the Comprehensive Credit Agreement concluded by and between the credit grantor and the credit receiver, and the specific credit business contract or agreement concluded by and between the credit grantor and the credit receiver with respect to each specific credit business under the Comprehensive Credit Agreement.

Specific credit business contract or agreement: refers to the single specific credit business contract or agreement concluded by the creditor grantor with the creditor receiver when the creditor grantor grants on-balance-sheet and off-balance-sheet credit issuance forms to the credit receiver in accordance with the Comprehensive Credit Agreement, including domestic and foreign currency loans, trade financing, discounting, acceptance, letter of credit, letter of guarantee, factoring, guarantee, etc.(collectively referred to as the “specific credit business”).

Chapter 3 Secured Main Creditor’s Right

Article 2 The main creditor’s right secured by the guarantor is the creditor’s right arising under all the specific credit business contracts or agreements concluded by the credit grantor and the creditor receiver in accordance with the Comprehensive Credit Agreement. The maximum principal balance of the secured main creditor’s right is RMB five million Yuan only.

Under the following circumstances, the creditor’s right of the main contract shall be determined:

(1) The period of determination of the creditor’s right as stipulated in the main contract expires;

(2) No new creditor’s right is likely to occur;

(3) The credit grantor and the creditor receiver terminate the main contract or the credit grantor and the guarantor terminate this Contract;

(4) The creditor receiver is declared bankrupt or is deregistered, revoked, cancelled, or dissolved;

(5) Other circumstances where the creditor’s right shall be determined as prescribed by law.

Chapter 4 Mode of Guarantee

Article 3 The guarantee provided by the guarantor hereunder is a joint and several liability guarantee.

Chapter 5 Scope of Guarantee

Article 4 The scope of guarantee hereunder includes: the debt principal, interest (including statutory interest, agreed interest and penalty interest), compound interest, handling fee, liquidated damages, damages, the cost of realizing the creditor’s right(including but not limited to litigation cost, attorney’s fee, notary fee, execution fee, etc.) and all other expenses payable to be repaid or paid by the credit receiver to the credit grantor under the main contract (collectively referred to as “the secured debt”).

Article 5 The credit grantor’s certificate proving any secured debt or any amount payable hereunder, unless there is any obvious error, shall be the final evidence of the debtor-creditor relationship between the parties and be binding upon the guarantor.

Chapter 6 Guarantee Period

Article 6 The guarantee period for each specific credit business under the Comprehensive Credit Agreement shall be calculated separately, and shall be two years from the expiry date of the debt performance deadline for the credit receiver as set forth in the specific credit business contract or agreement (if the specific credit business contract or agreement expires earlier due to statutory provisions or occurrence of any agreed event, the date of earlier expiration).

Chapter 7 Documents to be Submitted by the Guarantor

Article 7 The guarantor shall make sure that the credit grantor has received the following documents submitted by the guarantor before the credit receiver uses the specific credit business provided by the credit grantor under the main contract for the first time:

1. The original copy of this Contract duly signed by the guarantor or its/his/her authorized agent;

2. The identity certificate of the guarantor;

3. Asset certificate or other information proving the guarantor’s credit standing;

4. Other documents as reasonably required by the credit grantor.

If the above documents are photocopies, they shall be signed by the guarantor or its/his/her authorized signatory to confirm the authenticity, integrity and validity thereof.

Chapter 8 Representations and Undertakings of the Guarantor

Article 8 The guarantor hereby makes the following representations and undertaking to the credit grantor:

1. The guarantor is a natural person with full civil capacity, has full qualifications and rights to execute and perform this Contract, and is able to independently bear civil liability.

2. The guarantor has carefully read and fully understands and accepts the contents of the main contract and this Contract. The guarantor’s execution and performance of this Contract is out of his/her own free will, and all the intentions manifested by the guarantor hereunder are genuine.

3. All documents provided by the guarantor to the credit grantor are accurate, true, complete and valid, and the documents provided in the form of photocopy are consistent with the original.

4. The guarantor’s execution and performance of this Contract does not violate any other contract or agreement to which it is a party and any laws and regulations applicable to it. The guarantee hereunder shall not be restricted in any way.

5. In order to ensure the legality, validity, or enforceability of this Contract, the guarantor has completed or will complete all required registration, filing or notarization procedures.

6. This Contract is legal and valid and constitutes a legally binding obligation of the guarantor.

7. There are currently no litigation, arbitration or administrative proceedings that involve the guarantor and would have a material adverse effect on the guarantor’s financial condition or the guarantor’s ability to perform its obligations hereunder.

8. No event of default has occurred to or is existing on the part of the guarantor.

Article 9 The representations and undertakings of the guarantor above shall remain true and correct throughout the term of this Contract, and the guarantor shall provide further documents at required by the credit grantor from time to time.

Chapter 9 Covenants of the Guarantor

Article 10 Before full settlement of the secured debt, the guarantor shall comply with the following provisions:

1. The guarantor shall immediately notify the credit grantor of any of the following events:

(1) the occurrence of any event of default;

(2) Any litigation, arbitration or administrative proceeding involving the guarantor or the guarantor’s major assets;

(3) The significant decrease in the guarantor’s income, the loss of economic resources or other circumstance where the guarantor loses or may lose the ability to perform the debt obligations;

(4) Any change in the guarantor’s residential address and contact information.

2. During the term of this Contract, as long as the secured debt has not been fully settled, the guarantor may not sell, transfer, divide or otherwise dispose of any of its major assets unless the prior written consent of the credit grantor is obtained.

3. During the term of this Contract, the guarantor shall not seek recovery from or claim any right to the credit receiver with respect to any amount that it has paid on behalf of the credit receiver or any other creditor’s right it may have to the credit receiver before full settlement of the secured debt.

4. If the credit receiver fails to pay any secured debt due and payable as scheduled, the guarantor shall unconditionally pay such debt to the credit grantor on behalf of the credit receiver in such manner as required by the credit grantor within seven business days of the credit grantor from the date of receipt of the written notice of payment from the credit grantor.

5. If the guarantor fails to pay any amount hereunder on time as required by the credit grantor, the credit grantor shall have the right to directly deduct from any account opened by the guarantor at the credit grantor or any other branch within the credit grantor’s system without prior consent of the guarantor.

6. Upon request by the credit grantor, the guarantor shall immediately pay or compensate the creditor for the following fees and losses as required:

(1) all costs and expenses incurred by the credit grantor for the realization of the rights hereunder(including but not limited to the attorney’ fee, litigation fee, execution fee and all other actual expenses); and

(2) Any other loss caused to the credit grantor by the guarantor’s breach of this Contract.

Chapter 10 Nature and Effect of Guarantee

Article 11 The guarantee established herein is independent of any other guarantee obtained by the credit grantor for the secured debt. Before exercising the rights hereunder, the credit grantor is not required to execute any other guarantee it holds (whether it is real security or personal security), or take any other remedy to the creditor receiver or any other third party.

Chapter 11 Event of Default

Article 12 Each of the following events and matters shall constitute a breach of contract on the part of the guarantor under this Contract:

1. Any event of default under the main contract;

2. Any of the representations, undertakings or covenants made by the guarantor hereunder is regarded as incorrect or untrue;

3. Any part of the main contract is no longer sufficiently legal and valid for any reason whatsoever, or is terminated or restricted for any reason whatsoever;

4. Occurrence of major litigation, arbitration or administrative proceedings against the guarantor or its material assets;

5. The guarantor’s violation of other obligations hereunder or occurrence of other events that will seriously adversely affect the credit grantor’s rights hereunder as the credit grantor considers.

Article 13 Upon occurrence of any of the events of default above, the credit grantor shall have the right to take one or more of the following measures as appropriate:

1. Exercise the default remedies available to the credit grantor under the main contract and this Contract;

2. Require the guarantor to assume the guaranty liability in accordance with this Contract;

3. Exercise any other security interest that the credit grantor may have in respect of the secured debt.

Chapter 12 Miscellaneous

Article 14 The guarantor may not assign or otherwise dispose of all or part of its obligations hereunder without the prior consent of the credit grantor.

Article 15 Any grace, concession or moratorium granted by the credit grantor to the guarantor shall not affect, prejudice or restrict any rights available to the creditor grantor under this Contract and laws and regulations; nor shall it be deemed as the credit grantor’s waiver of the rights and interests hereunder, or shall it affect any responsibilities and obligations of the guarantor hereunder.

Article 16 If, at any time, any clause of this Contract is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of the remaining clauses of this Contract shall not be affected or impaired.

Article 17 Under this Contract, the guarantor shall pay the secured debt in full, and shall neither make any claim for set-off, nor attach any conditions.

Article 18 The notices and requests given by the parties to each other relating to this Contract shall be made in writing and sent to the address or fax of the party concerned set forth in the first page of this Contract. Either party shall notify the other party in a timely manner in case of any change in its address or fax.

The correspondences between the parties, if delivered by hand, shall be deemed to have been served after delivery; if sent by registered mail, shall be deemed to have been served three days after mailing; if sent by fax, shall be deemed to have been served when it is issued. However, the documents issued by the guarantor to the credit grantor shall be deemed to have been served after being actually received by the credit grantor.

Chapter 13 Governing Laws and Dispute Resolution

Article 19 This Contract and any matters covered herein shall be governed by and interpreted in accordance with the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan).

Article 20 Any disputes arising from the performance of this Contract or related to this Contract shall be settled through friendly negotiation by the parties. Should negotiation fails, either party may bring a lawsuit to the people’s court where the credit grantor is located in accordance with law.

Chapter 14 Entry into Force, Modification and Rescission

Article 21 This Contract shall enter into force upon being signed by the guarantor or its authorized agent and signed or sealed by the legal representative/principal or authorized agent of the credit grantor and affixed with the official seal or contract seal.

Article 22 After this Contract enters into effect, neither party may modify or rescind this Contract in advance. If necessary, the modification or rescission of this Contract shall be agreed upon by the guarantor and the credit grantor in writing. The terms of this Contract shall remain in force before the written agreement is reached by the guarantor and the credit grantor.

Chapter 15 Annexes

Article 23 Any matters not covered herein may be otherwise agreed upon by the guarantor and the credit grantor in the form of a written agreement, which shall constitute an annex to this Contract. The annexes to this Contract shall constitute an integral part of this Contract and have the same legal effect with this Contract.

Article 24 The annexes to this Contract include:

1./

2./

Chapter 16 Supplementary Provisions

Article 25 This Contract is made in four copies, with the guarantor holding one copy and the credit grantor holding three copies, which have the same the legal effect.

Article 26 The guarantor and the creditor have this Contract executed in Shanghai on December 14, 2018.

Article 27 The parties hereto agree to notarize this Contract and covenant to make this Contract enforceable. In the event of non-performance or partial non-performance of the debt on the part of the credit receiver or the guarantor or the circumstances for realization of the creditor’s rights and security interest on the part of the credit grantor as stipulated in laws and regulations and this Contract, the credit grantor shall have the right to directly apply for enforcement to the people’s court with jurisdiction. The credit receiver and the guarantor have no objection to the credit grantor’s application for enforcement under this Contract. (This clause is optional and the parties agree that it is [2] in this contract. 1. applicable; 2. not applicable)

(Signature page to follow)

/s/ Wang Ying

/s/ Zeng Qingchun

The guarantor or its/his/her authorized agent(Signature):

Credit grantor (Seal):

Legal representative (principal) :

(Authorized agent)

Special seal for loan contract of China Everbright Bank, Shanghai Pudong Branch (seal)

/s/

Letter of Commitment to Confirm Address of Service

I/we undertake to agree to take the address listed in the following [1] delivery method as the judicial service address in the event of any dispute arising from this Contract/Agreement (No.: 3654012018016-1) between the parties. In case of any change in the following address, I/we shall notify the bank in writing; otherwise it shall be deemed that the judicial service address has not been changed.

[1] Address for service of process: 2&3F, No. 1000, Tianyaoqiao Road

[2] Address of service electronically (optional):

Facsimile No.:

E-mail:   /

WeChat:

Made by: /s/ Wang Ying

/s/ Zeng Qingchun

Time:

Agreement/Contract No.: 3654012018016-1

Note: This page is only used for filing at our bank and will not be sent to the other party.

The seals of the above-mentioned Zoe Wang, Leo Zeng have been affixed by them respectively in person. The verifier certifies that what is stated above is true and valid, free of any false records.

Verifier(Signature):/s/ Tian Xiaolei                                                                                  Affiliated unit:/s/

Verifier(Signature):/s/ Qian Leili                                                                                                        Affiliated unit:

Position: ☐Branch underwriting position	Position: ☑Branch underwriting position

☑Account Manager	☐Account Manager

☐	☐

Verification time:	Verification time:

Please use the following account for verification:

☐ Account number stated in this Contract

☐ Contract Signature/Seal Specimen Card verification system account number:

The signature/seal in this business contract is identical with the client’s Contract Signature/Seal Specimen Card/the specimen signature/seal given at the time of opening the account

Date:                                          Operator:                                          Reviewed by:

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